Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES—OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10–Q for the period ended May 31, 2003 of ACR Group, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony R. Maresca, Chief Financial Officer, certify that, to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony R. Maresca

Anthony R. Maresca

Chief Financial Officer

July 15, 2003